EXHIBIT 1.1

FTI Consulting, Inc.

7 5/8% Senior Notes due 2013

Purchase Agreement

July 28, 2005

Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

FTI Consulting, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. and Banc of America Securities LLC (the “Purchasers”) an aggregate of $200,000,000 principal amount of the 7 5/8% Senior Notes due 2013 of the Company, specified above (the “Securities”). The Securities will be unconditionally guaranteed as to the payment of principal, premium and interest (including special interest), if any, (the “Guarantees”) by each of the entities listed on Schedule I hereto (the “Guarantors”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Offering Circular (as defined below) under the heading “Description of Notes.”

1. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

(a) A preliminary offering circular, dated July 19, 2005 (the “Preliminary Offering Circular”) and an offering circular, dated July 28, 2005 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. and Banc of America Securities LLC (the “Representatives”) expressly for use therein;

(b) Otherwise than as set forth or contemplated in the Offering Circular, (i) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the respective dates as of which information is given in the Offering Circular, there has not been (1) any change in the capital stock or long term debt of the Company or any of its subsidiaries (other than stock option transactions upon award exercises or vesting of equity awards pursuant to an employee benefit plan, normal debt payments and any other such transactions in the ordinary course of business) or (2) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (any change or event described in this subclause (2), a “Material Adverse Effect”);

(c) The Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, subleases or assigned leases with such exceptions that would not have a Material Adverse Effect;

(d) The Company and the Guarantors have each been duly incorporated or organized and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or formation, with power and authority (corporate and other) to own or lease their properties and conduct their business as described in the Offering Circular, and have been duly qualified as foreign corporations or limited liability companies for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(e) As of June 30, 2005, the Company had an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than Permitted Liens;

(f) This Agreement has been duly authorized by the Company and each of the Guarantors;

(g) The Indenture (as defined below) has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company, each of the Guarantors and the Trustee (as defined below), the Indenture will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Indenture will conform in all material respects to the description thereof in the Offering Circular and will be in substantially the form previously delivered to you;

(h) The Securities have been duly authorized by the Company and, when executed, issued and delivered pursuant to this Agreement and the Indenture (as defined below) and authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of August 2, 2005 (the “Indenture”) among the Company, the Guarantors and Wilmington Trust Company, as Trustee (the “Trustee”), under which they are to be issued, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Securities will conform to the description thereof in the Offering Circular and will be in substantially the form previously delivered to you;

(i) The Guarantees have been duly authorized by each of the Guarantors and, when executed, issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of each such Guarantor, entitled to the benefits provided by the Indenture and enforceable against each of them in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Guarantees will conform to the description thereof in the Offering Circular and will be in substantially the form previously delivered to you;

(j) The registration rights agreement to be dated as of August 2, 2005, among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”) has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company, the Guarantors and the Purchasers, will have been duly executed and delivered and, assuming that it is a valid and legally binding obligation of the Purchasers, will constitute a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Registration Rights Agreement will conform to the description thereof in the Offering Circular and will be in substantially the form previously delivered to you;

(k) The transactions contemplated by the Registration Rights Agreement, including without limitation, the exchange of $1,000 principal amount of new notes, with terms substantially identical to the Securities (the “Exchange Securities”), for each $1,000 principal amount of the Securities (the “Exchange Offer”) have been approved by the Company. The Exchange Securities have been duly authorized for issuance by the

Company and, when issued and delivered pursuant to the Indenture and authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(l) The guarantees of the Company’s obligations under the Exchange Securities (the “Exchange Guarantees”) to be offered in exchange for the Guarantees in the Exchange Offer have been duly authorized by each of the Guarantors and, when issued and delivered pursuant to the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of each such Guarantor, entitled to the benefits provided by the Indenture and enforceable against each of them in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(m) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(n) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation, under the Exchange Act, of the price of any security of the Company or any Guarantor in connection with the offering of the Securities;

(o) The issue and sale of the Securities and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or organization or the by-laws or other governing documents, as applicable, of the Company or any of the Guarantors or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Securities, the Guarantees, the Indenture or the Registration Rights Agreement, except for (1) the filing of a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”), pursuant to Section 5(k) hereof, (2) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Purchasers and (3) such consents, approvals, authorizations, registrations or qualifications that either (x) have been obtained and are in full force and effect as of the date hereof or (y) are required to be obtained in connection with the Credit Agreement;

(p) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or formation or its by-laws or other governing documents, as applicable, in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of any violation or default that would not have a Material Adverse Effect;

(q) The statements set forth in the Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects; and the statements in the Offering Circular under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law or regulations or legal conclusions with respect thereto, are accurate, complete and fair in all material respects;

(r) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(s) When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(t) The Company is subject to Section 13 or 15(d) of the Exchange Act;

(u) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v) Neither the Company nor any person acting on its behalf (provided that no representation or warranty is made as to actions of the Purchasers) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company and any person acting on its behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(w) Within the preceding six months, except for the Company’s convertible senior subordinated notes due 2012, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(x) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(y) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(z) Since the date of the latest audited financial statements included or incorporated by reference in the Offering Circular, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

(aa) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

2. Subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 97.25% of the principal amount thereof, the principal amount of Securities (and the Guarantees thereof) set forth opposite the name of such Purchaser in Schedule II hereto.

3. Upon the authorization by you of the release of the Securities and the Guarantees, the Purchasers propose to offer the Securities and the Guarantees for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company and the Guarantors that:

(a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A and (ii) through its selling agents, outside the United States, to non-U.S. persons in reliance on Regulation S under the Act;

(b) It is an Institutional Accredited Investor; and

(c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer to the Company in federal same day funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 2, 2005 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(i) hereof, will be delivered at such time and date at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. Each of the Company and the Guarantors, jointly and severally, agrees with each of the Purchasers:

(a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Guarantees for offering and sale under the securities laws of such jurisdictions in the United States as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantees, provided that in connection therewith neither the Company nor any of the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish the Purchasers with written and electronic copies of the Offering Circular and each amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the resale by the Purchasers of all the Securities, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d) During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, any securities of the Company that are substantially similar to the Securities or the Guarantees, except (i) in the concurrent offering of the Company’s convertible senior subordinated notes due 2012, as described in the Offering Circular, (ii) in exchange for the Exchange Securities or the Exchange Guarantees in connection with the Exchange Offer or (iii) with the prior written consent of the Purchasers;

(e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g) If requested by you, to use all commercially reasonable efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company’ filings of any of the foregoing materials with the Commission that are publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system shall be deemed to have been furnished to you at the time of such filing;

(i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company’s filings of any of the foregoing materials with the Commission that are publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time of such filing;

(j) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them; and

(k) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement substantially in the manner specified in the Offering Circular under the caption “Use of Proceeds.”

6. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any of the Purchasers has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

The Company and each of the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

7. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the Guarantees and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing (except to the extent prepared by counsel for the Purchasers) any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities, the Exchange Securities, the Guarantees and the Exchange Guarantees for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers (in an amount not to exceed $15,000) in connection with such qualification and in connection with the Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Securities and the Exchange Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b) O’Melveny & Myers LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

(i) Each of the Company, FTI, LLC, FTI Repository Services, LLC, Lexecon, LLC, FTI Cambio, LLC and FTI IP, LLC (the “Maryland Guarantors”) and Teklicon, Inc. (the “California Guarantor”) has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of their respective jurisdictions of incorporation or formation, with power and authority

(corporate and other) to own or lease its properties and conduct its business as described in the Offering Circular;

(ii) Upon payment for and delivery of the Securities in accordance with the terms of this Agreement, and the authentication of the certificate or certificates representing the Securities by a duly authorized signatory of the Trustee in accordance with the provisions of the Indenture, the Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights generally; and the Securities and the Indenture conform to the descriptions thereof in the Offering Circular;

(iii) When the Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and paid for and delivered by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor will be a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights generally; and the Guarantees and the Indenture conform to the descriptions thereof in the Offering Circular;

(iv) Each of the Indenture, the Registration Rights Agreement and this Agreement has been duly authorized, executed and delivered by the Company and each of the Maryland Guarantors and the California Guarantor;

(v) Each of the Exchange Notes and the Exchange Guarantees have been duly authorized by the Company and each of the Maryland Guarantors and the California Guarantor, respectively.

(vi) The Indenture constitutes a legally valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights generally;

(vii) The Registration Rights Agreement constitutes the legally valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights generally;

(viii) The execution and delivery by the Company and each of the Guarantors, and performance of the obligations under, the Indenture, this Agreement and the Registration Rights Agreement by the Company and each of the Guarantors (in each case if a party thereto) and the issuance and sale of the Securities and the Guarantees do not and will not (a) violate any federal or New York statute, rule or regulation that such counsel have, in the exercise of customary professional diligence, recognized as applicable to such entity or to transactions of the type contemplated by this Agreement, (b) violate any order, judgment, writ or decree of any federal court or governmental authority binding on such entity that is identified in an officer’s certificate or (c) breach or result in a default under any existing obligation of or restriction on such entity under any agreements filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and any subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and under the Credit Agreement (collectively, the “Material Agreements”) identified in such officer’s certificate, it being expressly understood that such counsel express no opinion as to any federal securities laws, securities laws of any state or foreign jurisdiction (including “Blue Sky” laws), the indemnification and contribution provisions of this Agreement and the Registration Rights Agreement or the effect of such entity’s performance of its obligations on such entity’s compliance with financial covenants or covenants requiring financial calculations. If a Material Agreement is governed by the laws of a jurisdiction other than New York, such counsel have assumed such Material Agreement is governed by the laws of the State of New York;

(ix) No order, consent, permit or approval of or filing with any New York or federal governmental authority that such counsel have, in the exercise of customary professional diligence, recognized as applicable to the Company or to the transactions of the type contemplated by this Agreement is required on the part the Company for the execution or delivery of this Agreement, the Indenture or the Registration Rights Agreement or for the issuance and sale of the Securities by the Company and the Guarantees by the Guarantors, except (i) such as have been made or obtained prior to the date hereof, (ii) as may be required under the Securities Act, Exchange Act or regulations thereunder in connection with the transactions contemplated by the Registration Rights Agreement, (iii) as may be required under applicable state or foreign securities or Blue Sky laws, (iv) as may be required under the rules and regulations of the NASD in connection with the purchase and distribution of the Securities by the Purchasers or (v) for the qualification of the Indenture under the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement;

(x) The statements set forth in the Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws referred to therein, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, are correct in all material respects;

(xi) Assuming without independent investigation (a) that the Securities and the Guarantees are sold to the Purchasers, and initially resold by the Purchasers, in accordance with the terms of and in the manner contemplated by, this Agreement and the Offering Circular; (b) the accuracy of the representations and warranties of the Company and the Guarantors set forth in this Agreement and in those certain certificates delivered on the date hereof at the closing; (c) the accuracy of the representations and warranties of the Purchasers set forth in this Agreement; (d) the due performance and compliance by the Company, the Guarantors and the Purchasers of their respective covenants and agreements set forth in this Agreement; and (e) the Purchasers’ compliance with the Offering Circular and the transfer procedures and restrictions described therein, it is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Purchasers and to each subsequent purchaser under the circumstances contemplated by this Agreement and the Offering Circular to register the Securities and the Guarantees under the Securities Act or to qualify the Indenture in respect thereof under the Trust Indenture Act, it being expressly understood that such counsel express no opinion as to the securities laws of any state or foreign jurisdiction and such counsel express no opinion as to any subsequent reoffer or resale of any of the Securities and the Guarantees; and

(xii) The Company is not and, after giving effect to the offering and application of the net proceeds therefrom in accordance with the “Use of Proceeds” described in the Offering Circular, will not be, an “investment company” required to register under the Investment Company Act of 1940, as amended.

Such counsel shall also state that it has no facts have come to such counsel’s attention that causes such counsel to believe that the Offering Circular, considered as a whole as of the date thereof, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial information and data contained in or omitted from the Offering Circular.

(c) Dianne Sagner, in-house counsel for the Company, shall have furnished to you her written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

(i) The Company and each of the Guarantors is qualified as a foreign corporation or other entity to do business and is in good standing in each of the jurisdictions identified in the Officer’s Certificate attached hereto as Annex A, as jurisdictions in which such corporation or other entity leases property or conducts business and the failure to be so qualified or in good standing would not individually, or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(ii) The outstanding shares of capital stock or other ownership interests of each of the Guarantors have been duly authorized by all necessary corporate or limited liability action on the part of such entity, are validly issued, fully-paid and nonassessable, and are owned of record directly or indirectly by the Company;

(iii) To the best of such counsel’s knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened by governmental authorities or by others; and

(iv) To such counsel’s knowledge, neither the Company nor any of its subsidiaries is in (i) violation of its articles of incorporation or organization or its by-laws or other governing documents, as applicable, or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults which would not individually or in the aggregate have a Material Adverse Effect;

(d) Baker Botts LLP, counsel for Technology & Financial Consulting, Inc., a Texas corporation (the “Texas Guarantor”), shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Texas Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

(ii) Each of the Indenture, the Guarantee, the Registration Rights Agreement and this Agreement has been duly authorized, executed and delivered by the Texas Guarantor; and

(iii) The Exchange Guarantee has been duly authorized by the Texas Guarantor.

(e) DLA Piper Rudnick Gray Cary, counsel for DAS Business, LLC, FTI Corporate Recovery, Inc., FTI Merger & Acquisition Advisors, LLC, FTI Litigation Consulting, LLC, FTI Ten Eyck, LLC, each a Maryland corporation or limited liability company, as applicable, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the outstanding shares of capital stock of the Company and have been duly authorized and validly issued and are fully paid and non-assessable;

(f) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; or on the Nasdaq National market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(j) The Securities have been designated for trading on PORTAL, upon the prior request of the Purchasers;

(k) The Company shall have delivered executed copies of the Securities, the Indenture and the Registration Rights Agreement to the Purchasers, in each case in form and substance reasonably satisfactory to the Company and the Purchasers; and

(l) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (g) and (h) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any of the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein; provided, further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Purchaser (or any person controlling any Purchaser) with respect to any losses, claims or damages arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Offering Circular or (y) any omission or alleged omission to state in the Preliminary Offering Circular a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if: (1) the Company and the Guarantors furnished sufficient copies of the Offering Circular on a timely basis to permit delivery of the Offering Circular to all persons purchasing offered Securities from the Purchasers in the initial resale of such Securities (such persons, the “Initial Resale Purchasers”) at or prior to the written confirmation of the sale of the Securities to such person; (2) the Initial Resale Purchaser asserting such losses, claims, damages or liabilities purchased Securities in the initial resale from the Purchasers and a copy of the Offering Circular was not sent or given by or on behalf of such Purchaser to such Initial Resale Purchaser; and (3) the Offering Circular would have cured the defect giving rise to such losses, claims, damages or liabilities; provided, further, however, that in the event the Purchasers have provided the Initial Resale Purchaser asserting such losses, claims, damages or liabilities with a copy of the Offering Circular that corrected any such statement or omission referred to in subclauses (x) and (y) above, the Purchasers shall not be held liable with respect to such losses, claims, damages or liabilities.

(b) Each Purchaser will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such applicable subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.

10. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(a) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a)

above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any Guarantor, or any officer or director or controlling person of the Company or any Guarantor, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor any Guarantor shall then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantors, jointly and severally, will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities and the Guarantees, but none of the Company or the Guarantors shall then be under further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you.

14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department, and to Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019; and if to the Company or any Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, any Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

19. Notwithstanding anything herein to the contrary, the Company and the Guarantors are authorized to disclose to any persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and each of the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company and the Guarantors for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

FTI CONSULTING, INC.

By:	/s/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	Executive V.P., CFO & Treasurer

FTI, LLC

By:	/s/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

FTI REPOSITORY SERVICES, LLC

By:	/s/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

LEXECON, LLC

By:	/s/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

TECHNOLOGY & FINANCIAL CONSULTING, INC.

By:	/s/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

TEKLICON, INC.

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

FTI CAMBIO, LLC

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

FTI IP, LLC

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

BANC OF AMERICA SECURITIES LLC

By:	/S/ LEX MAULTSBY
	Name:	Lex Maultsby
	Title:	Managing Director

SCHEDULE I

FTI, LLC, a Maryland limited liability company

FTI Repository Services, LLC, a Maryland limited liability company

Lexecon, LLC, a Maryland limited liability company

Technology & Financial Consulting, Inc., a Texas corporation

Teklicon, Inc., a California corporation

FTI Cambio, LLC, a Maryland limited liability company

FTI IP, LLC, a Maryland limited liability company

SCHEDULE II

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$110,000,000
Banc of America Securities LLC	90,000,000

Total	$200,000,000

ANNEX I

Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable published rules and regulations thereunder;

(ii) In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

(iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

(iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

(B) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

(C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

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(D) any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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